Exhibit 99.1

Cree, Inc. Officially Changes Company Name to Wolfspeed, Inc., Marking Successful
Transition to Global Semiconductor Powerhouse

Company Begins Trading Today Under New Ticker “WOLF” on NYSE

DURHAM, N.C. Oct. 4, 2021 – Following a massive four-year transformation, involving the divestiture of two-thirds of the business and a repositioning of the company’s overall core strategy, today marks the creation of Wolfspeed, Inc. (NYSE: WOLF), the global leader in Silicon Carbide technology and production. The company, formerly known as Cree, Inc. (Nasdaq: CREE), officially launches under its new name with the support of a comprehensive, multi-channel, integrated marketing campaign.

Wolfspeed has served as the brand for the company’s Silicon Carbide materials and semiconductor devices business unit for the past six years. Built on a 30-year heritage of domain expertise, the name Wolfspeed conveys both the noble traits of the wolf – leadership, intelligence and endurance – and speed, characterized by the pace at which the company innovates and operates, both unmatched in the industry.

“Today officially marks a transformative milestone for Wolfspeed as we are now a pure-play global semiconductor powerhouse,” said Gregg Lowe, CEO at Wolfspeed. “The next generation in power semiconductors will be driven by Silicon Carbide technology, with superior performance that unleashes new possibilities and positive changes to the way we live. As the original champion of this technology, we couldn’t be more excited for what lies ahead.”

Lowe joined the company in September 2017 with a vision and commitment to a more collaborative culture built on ingenuity and a mission to pursue a more efficient future. Now, with multi-year, long-term materials agreements totaling more than $1.3 billion across several industries, a device pipeline that totals more than $15 billion, and an increased production capacity 30X larger than previous facility plans, Wolfspeed is driving multiple industries through a monumental shift from silicon to Silicon Carbide.

Wolfspeed’s technology is key to the electrification of the drivetrain to support the shift to electric vehicles, wireless infrastructure to unlock the potential of smart cities, and power storage to enable broader adoption of renewable energy. Recent action from both private and public entities mandating more energy-efficient solutions accelerates an already strong demand for a better, more sustainable future with environmentally friendly technologies.

“Strategic additions in organizational leadership, the execution of an expansion plan that allows for significant increases in production, and a sharpened focus on our mission demonstrate we are bringing to life the vision previously laid out as we build on a 30-year history that gives us a marked and competitive advantage in the Silicon Carbide industry,” said Lowe.

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About Wolfspeed:
Wolfspeed (NYSE: WOLF) leads the market in the worldwide adoption of Silicon Carbide and GaN technologies. We provide industry-leading solutions for efficient energy consumption and a sustainable future. Wolfspeed’s product families include Silicon Carbide materials, power-switching devices and RF devices targeted for various applications such as electric vehicles, fast charging, 5G, renewable energy and storage, and aerospace and defense. We unleash the power of possibilities through hard work, collaboration and a passion for innovation. Learn more at www.wolfspeed.com.

Forward Looking Statements:
This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Wolfspeed’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about our pace of innovation and operation, long-term materials agreements, device pipeline, increased production capacity, driving multiple industries to shift from silicon to Silicon Carbide and the benefits of our technology. Actual results could differ materially due to a number of factors, including but not limited to, risks relating to the ongoing COVID-19 pandemic; the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs, lower yields and lower margins; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 27, 2021, and subsequent reports filed with the SEC. These forward-looking statements represent Wolfspeed's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Wolfspeed disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree® and Wolfspeed® are registered trademarks of Cree, Inc.

Media Relations Contact:
Joanne Latham
VP, Corporate Marketing
919-407-5750
joanne.latham@wolfspeed.com

Investor Relations Contact:
Tyler Gronbach
VP, Investor Relations
919-407-4820
investorrelations@wolfspeed.com